UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018 (May 31, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Aerkomm Inc. (the “Company”) held its 2018 Annual Meeting on May 31, 2018 (the “Annual Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on May 9, 2018.

At the close of business on April 30, 2018, the record date of the Annual Meeting, the Company had 41,460,097 shares of common stock issued and outstanding. The holders of a total of 26,787,273 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting.

Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

(a)	To elect Director nominees named below to serve until the 2019 Annual Meeting of Stockholders. The named nominees were so elected, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

Nominee	For	Against	Withheld	Broker Non-Vote
James J. Busuttil	26,787,273	0	0	0
Raymond Choy	26,787,273	0	0	0
Chih-Ming (Albert) Hsu	26,787,273	0	0	0
Colin Lim	26,787,273	0	0	0
Jan-Yung Lin	26,787,273	0	0	0
Jeffrey Wun	26,787,273	0	0	0

(b)	To ratify the election by the Audit Committee of the Company’s Board of Directors of Chen & Fan Accountancy Corporation as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2019. This proposal was approved, with the votes thereon at the Annual Meeting as follows:

Final Voting Results

For	Against	Abstain	Broker Non-Vote
26,787,273	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer